UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) June 10, 2011

Max Sound Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 18, 2011, Max Sound Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) concerning, in part, the agreement the Company entered into with Flying Pig Productions.  This Current Report on Form 8-K/A (the “Amendment”) amends and supplements Item 1.01 of the Original Form 8-K to include additional terms of the Flying Pig Productions agreement. Except as disclosed in this Amendment, the Company has not otherwise modified the disclosures presented in the Original 8-K. This Amendment should be read in conjunction with the Original 8-K.
K.

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2011, the Company entered into an agreement with Flying Pig Productions (“Flying Pig”) for the production of a 12 track HD Audio Master (the “Project”). The Company will license its MAX SOUND technology to Flying Pig for the production of the Project in exchange for a one time license fee (the “License Fee”) and a specific percentage of the gross revenues earned by Flying Pig from the Project (“Royalties”). The agreement with Flying Pig stipulates a specific revenue sharing percentage that does not exceed ten percent (10%). The Company has received the License Fee and is entitled to Royalties on the first day of every month. The agreement with Flying Pig has no termination date.

No other changes have been made to the Form 8-K. This Amendment speaks as of the Original Filing Date, does not reflect events that may have occurred subsequent to the Original Filing Date, and does not modify or update in any way disclosures made in the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.4	Form of Agreement with Flying Pig Productions dated July 5, 2011*

* Previously filed and herein incorporated by reference in, the Company’s Current Report on Form 8-K filed with Securities and Exchange Commission on July 18, 2011.  Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: January 24, 2012	By:	/s/John Blaisure
John Blaisure President, Chief Executive Officer,

MAX SOUND CORPORATION

Date: January 24, 2012	By:	/s/Greg Halpern
Greg Halpern Chief Financial Officer and Chairman of the Board (Principal Financial Officer)